Exhibit 10.2

Execution Copy

Private & Confidential

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of January 13, 2020, by and between Ardi Bidco Ltd., a Delaware corporation (“Buyer”), and the shareholder of RTI Surgical Holdings, Inc., a Delaware corporation (“Parent”), identified on Schedule A hereto (the “Shareholder”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, concurrently herewith, Buyer and Parent will enter into an Equity Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which, among other things and subject to the terms and conditions of the Purchase Agreement, Buyer and/or one or more of its Affiliates will purchase 100% of the equity securities of certain Subsidiaries of Parent.

WHEREAS, as of the date hereof, the Shareholder holds and is entitled to vote (or direct the voting of) the number of shares of common stock, par value $.001 per share, of Parent (“Common Stock”) and Series A convertible preferred stock, par value $.001 per share, of Parent (“Preferred Stock”) set forth opposite his name on Schedule A hereto (such Common Stock and Preferred Stock held by the Shareholder together with any other shares of Common Stock and Preferred Stock acquired by the Shareholder after the date hereof and during the Agreement Term (as defined below) being collectively referred to herein as the “Subject Shares”).

WHEREAS, the Shareholder owns the number of options to purchase Common Stock (“Options”), restricted shares of Common Stock (“Restricted Stock”), and other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, or exercisable for or convertible into Common Stock or other equity securities set forth opposite his name on Schedule B hereto (such Options, Restricted Stock and other securities held by the Shareholder together with any other Options, Restricted Stock or other securities of Parent acquired by the Shareholder after the date hereof and during the Agreement Term being collectively referred to herein as the “Other Shares”, and together with the Subject Shares, the “Parent Shares”).

WHEREAS, as a condition to Buyer’s willingness to enter into and perform its obligations under the Purchase Agreement, Buyer has required that the Shareholder agree, and the Shareholder is willing to agree, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises, representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

SHAREHOLDER CONSENT; AGREEMENT TO VOTE

Section 1.1. Agreement to Vote. The Shareholder hereby irrevocably and unconditionally agrees that, from the date hereof until the termination of this Agreement in accordance with Section 5.1 (the “Agreement Term”), the Shareholder shall (i) take all such actions as may be required to cause each Parent Share held by the Shareholder to be present, in person or by proxy, at any duly called meeting of the shareholders of Parent in connection with the Purchase Agreement or any Contemplated Transaction, including at any adjournment or postponement thereof, for purposes of establishing a quorum and (ii) at any such meeting, including at any adjournment or postponement thereof, and on every action or approval by written consent by the stockholders of Parent, vote (or cause to be voted), in person or by proxy, to the extent entitled to vote thereon, all of the Parent Shares held by the Shareholder:

(a) in favor of (1) granting the Required Parent Vote and (2) any proposal to adjourn or postpone such meeting to a later date; and

(b) against (1) any Acquisition Agreement (other than the Purchase Agreement and the Contemplated Transactions), share exchange, consolidation, combination, dual listed structure, sale of assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by Parent, (2) any Acquisition Proposal or Superior Proposal, (3) any action that would reasonably be expected to result in a breach of or failure to perform, in any material respect, any representation, warranty, covenant or agreement of Parent under the Purchase Agreement or of the Shareholder under this Agreement, and (4) any action that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone, adversely affect or nullify any provision of the Purchase Agreement, the Transaction Agreements or any other agreement contemplated by the Purchase Agreement, the Contemplated Transactions or change in any manner the voting rights of any class of capital stock of Parent. The Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

Section 1.2. Other Voting Rights. For the avoidance of doubt, (a) except as expressly set forth in Section 1.1, nothing in this Agreement shall limit the right of the Shareholder to vote in favor of, against, or abstain with respect to any matter presented to the stockholders of Parent not addressed by this Agreement and (b) nothing in this Agreement shall require the Shareholder to vote in favor of, against, or abstain with respect to, any amendment or modification to the Purchase Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Buyer as follows:

Section 2.1. Power; Due Authorization; Binding Agreement. The Shareholder has the requisite power, authority and legal capacity to enter into, execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of the Shareholder, and no other proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Requirements of Law, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.2. Ownership of Parent Shares. On the date hereof, the Shareholder is the record and beneficial owner of the Parent Shares set forth opposite the Shareholder’s name on Schedule A hereto, free and clear of any limitation or restriction on the Shareholder’s right to vote the Parent Shares or otherwise comply with its obligations under this Agreement. The Shareholder does not own, of record or beneficially, any shares of capital stock of Parent, or other rights to acquire shares of capital stock of Parent, in each case other than the Parent Shares. Other than (a) restrictions in favor of Buyer pursuant to this Agreement, (b) such transfer restrictions of general applicability as may be provided under the Securities Act or the “blue sky” Laws of the various states of the United States and (c) any restrictions contained in the organizational documents of Parent (i) the Shareholder has, and at any stockholder meeting of Parent held during the Agreement Term to vote regarding the Required Parent Vote, including at any adjournment or postponement thereof, the Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Parent Shares of the Shareholder, (ii) none of the Shareholder’s Subject Shares is subject to any voting trust, pledge, disposition, transfer or other agreement, arrangement or restriction with respect to the voting of the Subject Shares and (iii) no proxies have been given in respect of any or all of such Parent Shares, other than proxies which have been validly revoked prior to the date hereof.

Section 2.3. No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the performance of the terms of this Agreement by the Shareholder will not, (a) require the consent or approval of, or registration, declaration or filing with, any other Person or Governmental Body, (b) conflict with or violate or result in any breach of, or require consent, or constitute a default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of any obligation under or result in the loss of a material benefit under, or result in the creation of an Encumbrance on any of the Shareholder’s Parent Shares, pursuant to any contract or agreement to which the Shareholder is a party or by which the Shareholder or any of the Shareholder’s assets (including Parent Shares) are bound, or (c) violate any provision of any Court Order or Requirements of Law applicable to the Shareholder or the Shareholder’s Parent Shares, except in the case of the foregoing, which would not, individually or in the aggregate, prevent, delay or impair in any respect the Shareholder’s ability to perform the Shareholder’s obligations under this Agreement. No consent of the Shareholder’s spouse, if applicable, is necessary under any “community property” or other Requirements of Law in order for the Shareholder to execute, deliver and perform under this Agreement or to consummate the transactions contemplated hereby.

Section 2.4. Acknowledgment. The Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

Section 2.5. Acquisition Proposals. The Shareholder is not currently engaged in any discussions or negotiations with any Person (other than Buyer) regarding any Acquisition Proposal.

Section 2.6. Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its assets or (b) outstanding Court Orders to which the Shareholder or any of its assets are subject or bound, in each case, which could reasonably be expect to, individually or in the aggregate, prevent, materially delay or impair in any material respect the Shareholder’s ability to perform its obligations under this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Shareholder as follows:

Section 3.1. Power; Due Authorization; Binding Agreement. Buyer has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Requirements of Law, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.2. No Conflict. The execution and delivery of this Agreement by Buyer does not, and the performance of the terms of this Agreement by Buyer will not, (a) require the consent or approval of, or any registration, declaration or filing with, any other Person or Governmental Body, (b) conflict with or violate any governing document of Buyer, (c) conflict with or violate or result in any breach of, or require consent, or constitute a default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of any obligation under, or result in the loss of a material benefit under any contract or agreement to which Buyer is a party or by which Buyer is bound, or (d) violate any provision of any Court Order or Requirements of Law applicable to Buyer or any of its assets, except in the case of clauses (a), (c) and (d), which would not, individually or in the aggregate, prevent, delay or impair in any respect Buyer’s ability to perform its obligations under this Agreement.

Section 3.3. Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its assets or (b) outstanding Court Orders to which Buyer or any of its assets are subject or bound, in each case, which could reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair in any material respect Buyer’s ability to perform its obligations under this Agreement.

ARTICLE IV.

COVENANTS OF THE SHAREHOLDER

Section 4.1. Restriction on Transfer, Proxies and Non-Interference. The Shareholder hereby agrees, during the Agreement Term, not to, directly or indirectly, (i) offer, sell, transfer, exchange, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to the offer, sale, transfer, exchange, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Shareholder’s Parent Shares (any such action, a “Transfer”), (ii) grant any proxies or powers of attorney with respect to the Parent Shares of the Shareholder, deposit any such Parent Shares into a voting trust or enter into a voting agreement, whether by proxy, voting agreement or otherwise, with respect to any such Parent Shares, in each case with respect to any vote on the approval and/or adoption of the Purchase Agreement or any other matters set forth in Section 1.1, (iii) form or join any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons with respect to any securities of Parent (other than, if any, pursuant to this Agreement) or (iv) commit or agree to take any of the foregoing actions during the Agreement Term; provided that, the foregoing notwithstanding, this Agreement shall not prohibit Transfers of Parent Shares with Buyer’s prior written consent. Any Transfer (or purported Transfer) in breach of this Agreement shall be null and void and of no force or effect.

Section 4.2. Limitations on Actions. The Shareholder shall not engage, nor shall it authorize or permit any investment banker, attorney, accountant or other representative or agent acting on its behalf (collectively, the “Shareholder Representatives”) to engage, directly or indirectly, in any activity that would be prohibited pursuant to Section 7.6 of the Purchase Agreement. Notwithstanding anything to the contrary in this Agreement, if Parent, in compliance with the provisions of Section 7.6 of the Purchase Agreement, has provided information to or entered into discussions or negotiations with any Person in response to an Acquisition Proposal made by such Person, then the Shareholder and his Shareholder Representatives may provide information to and engage in discussions or negotiations with such Person only to the extent Parent and its representatives and Subsidiaries and their respective officers and directors are permitted to do so pursuant to the terms of Section 7.6 of the Purchase Agreement, but only if instructed by the Parent Board to provide such information or engage in such discussion or negotiation. Subject to the foregoing, Buyer expressly acknowledges that the Shareholder is entering into this Agreement solely in the Shareholder’s capacity as the owner of Parent Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of the Shareholder, or any affiliate, partner, member, trustee, beneficiary, settlor, employee or designee of the Shareholder or any of their respective affiliates (collectively, “Affiliates”) in their capacity, if applicable, as a member of the Parent Board; provided, that any action so taken in such capacity shall not affect the obligations of the Shareholder under this Agreement. Buyer shall not assert any claim that any action taken by any Affiliate of Shareholder in the capacity as a member of the Parent Board violates any provision of this Agreement.

Section 4.3. Press Releases. The Shareholder shall not issue any press release or make any other public statement with respect to the Purchase Agreement, the Transaction Agreements or the Contemplated Transactions without the prior consent of Buyer. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Shareholder or its Affiliates from making any filing required by applicable federal and state laws and any regulations promulgated thereunder (and the Shareholder will provide Buyer a reasonable opportunity to review any such filing prior to its submission).

Section 4.4. Further Assurances. From time to time, at the reasonable request of Buyer and without further consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and take all such further action as may be reasonably necessary or desirable to comply with the Shareholder’s obligations under this Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Termination of this Agreement. This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any party hereto upon the earliest to occur of: (a) receipt of the Required Parent Vote, (b) the termination of the Purchase Agreement in accordance with its terms, or (c) any reduction to the Base Purchase Price or other amendment or modification to the Purchase Agreement that is materially adverse to the Shareholder. In addition to the foregoing, this Agreement may be terminated at any time by the written consent of all of the parties hereto.

Section 5.2. Effect of Termination. In the event of any termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, notwithstanding the forgoing, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this Article V shall survive any such termination.

Section 5.3. Entire Agreement; Assignment. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as set forth in this Section 5.3, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations under this

Agreement may be assigned or delegated, in whole or in part, by operation of the Requirements of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, provided, that Buyer may assign its rights hereunder (in whole or from time to time in part) to an Affiliate of Buyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 5.4. Amendments and Waivers. This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 5.5. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email transmission (provided confirmation of email transmission is obtained) or (ii) on the next business day if transmitted by national overnight courier, in each case, to Buyer in accordance with Section 13.3 of the Purchase Agreement and to the Shareholder at his address set forth on Schedule A and Schedule B hereto (or at such other address for a party as shall be specified by like notice).

Section 5.6. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Requirements of Law or conflict of Requirements of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Requirements of Law of any jurisdiction other than the State of Delaware.

(b) Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have subject matter jurisdiction, any such Proceeding will be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Requirements of Law, any objection that such party may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.5 will be deemed effective service of process on such party.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.7. Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to such non-breaching party, whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(b) Each party further agrees that (x) it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that any other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (y) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 5.8. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile signature or by emailed portable document format (.pdf) file signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 5.9. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 5.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 5.11. Remedies Cumulative. Except as otherwise provided herein, any and all remedies expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive to any other remedy conferred by this Agreement, or by applicable Requirements of Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 5.12. Interpretation.

(a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(b) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.13. Publication. The Shareholder hereby permits Buyer to publish and disclose in any documents or schedules required to be filed with the SEC and any other disclosures or filings required by applicable Requirements of Law the Shareholder’s identity and ownership of the Shareholder’s Parent Shares and the nature of the Shareholder’s commitments pursuant to this Agreement.

Section 5.14. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Parent Shares and all ownership and economic benefits of and relating to the Parent Shares shall remain vested in and belong to the applicable Shareholder. Except as otherwise provided herein, Buyer shall not have any authority to direct any Shareholder in the voting or disposition of any Parent Shares. For the avoidance of doubt, the Shareholder shall be entitled to any dividends or other distributions declared by Parent with respect to the Shareholder’s Parent Shares.

[Signature Page to Follow]

Execution Copy

Private & Confidential

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Buyer:

Ardi Bidco Ltd.

By:	/s/ Shayla Kasuto Harlev
Name:	Shayla Kasuto Harlev, acting solely in her capacity as power of attorney

[Signature Page to Support Agreement]

Execution Copy

Private & Confidential

Shareholder:

/s/ Jonathon M. Singer
Jonathon M. Singer

[Signature Page to Support Agreement]

Execution Copy

Private & Confidential

SCHEDULE A

Name and Address of Shareholder	Number of shares of Common Stock	Number of shares of Preferred Stock
Jonathon M. Singer 520 Lake Cook Road Suite 315 Deerfield, IL 60015	313,630	0

[Schedule A to Support Agreement]

Execution Copy

Private & Confidential

SCHEDULE B

Name and Address of Shareholder	Number of Options	Number of shares of Restricted Stock
Jonathon M. Singer 520 Lake Cook Road Suite 315 Deerfield, IL 60015	434,900	0

[Schedule B to Support Agreement]